SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

ICT Technologies, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-29805	13-4070586
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

181 Westchester Avenue, Port Chester, New York, New York 10573

(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 937-3900

                                                N/A

(Former name or former address, if changed since last report.)

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 14, 2005, ICT Technologies, Inc. (the “Registrant”) dismissed Drakeford & Drakeford, LLC (“Drakeford”), as its independent certified public accountants. This decision was approved by the Board of Directors of the Registrant (the “Board”).

The reports of Drakeford on the Registrant’s consolidated financial statements for the last two fiscal years (ended December 31, 2004 and December 31, 2003) did not contain an adverse opinion or disclaimer of opinion, other than an expression in each report of substantial doubt about our ability to continue as a going concern. During the Registrant’s past two fiscal years and the subsequent interim period preceding the termination, there were no disagreements with Drakeford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Drakeford, would have caused Drakeford to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT TECHNOLOGIES, INC.

Dated: September 15, 2005	By: /s/ Vasilios Koutsobinas
	Name:	Vasilios Koutsobinas
	Title:	Chairman & Chief Executive Officer